UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of Report (Date of earliest event reported))

April 26, 2017

TrueCar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Broadway, Suite 200
Santa Monica, California 90401

(Address of principal executive offices, including zip code)

(800) 200-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement

On April 26, 2017, TrueCar, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the selling stockholders named therein (the “Selling Stockholders”) and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I attached thereto (the “Underwriters”), providing for the offering and sale (the “Offering”) by the Company and the purchase by the Underwriters of 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and an additional 150,000 shares of Common Stock in connection with the Underwriters’ option to purchase additional shares and the sale of 8,000,000 shares of Common Stock by the Selling Stockholders, and an additional 1,200,000 shares of Common Stock in connection with the Underwriters’ option to purchase additional shares. The price to the public in the Offering is $16.50 per share. The Offering closed on May 2, 2017. The net proceeds to the Company including the exercise in full of the Underwriters’ option to purchase additional shares and after deducting underwriting discounts and commissions and estimated offering expenses was approximately $17.5 million.  The Company did not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-215614) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, customary conditions to closing, indemnification obligations of the parties, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01                                           Other Information

On April 26, 2017, the Company issued a press release announcing the pricing of the Offering. The press release announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Item 8.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

1.1                               Underwriting Agreement, dated as of April 26, 2017, by and among the Company, the Selling Stockholders and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the Underwriters.

5.1                               Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1                        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

99.1                        Press release dated April 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Michael Guthrie
Michael Guthrie
Chief Financial Officer

Date: May 2, 2017

EXHIBIT INDEX

1.1                               Underwriting Agreement, dated as of April 26, 2017, by and among the Company, the Selling Stockholders and Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as representatives of the Underwriters.

5.1                               Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1                        Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

99.1                        Press release dated April 26, 2017.